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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [ ] Definitive Proxy Statement
     [X] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                  MOSHER, INC.
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                (Name of Registrant as Specified in its Charter)

                                  MOSHER, INC.
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:


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     (2) Aggregate number of securities to which transaction applies:


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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


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     (4) Proposed maximum aggregate value of transaction:


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     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:


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     (2) Form, Schedule or Registration Statement No.:


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     (3) Filing Party:


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     (4) Date Filed:


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                                  MOSHER, INC.
                              2800 POST OAK BLVD.
                              HOUSTON, TEXAS 77056

Dear Mosher, Inc. Shareholder:

     The enclosed Combined Proxy Statement and Prospectus is being furnished in connection with a Special Meeting of Shareholders of Mosher, Inc. to be held on July 23, 1997 at 11:00 a.m. Central Time. At the special meeting, you are being asked to consider and approve a proposed Agreement and Plan of Reorganization (the "Agreement") between Mosher, Inc. ("Mosher") and AIM Funds Group ("AFG") and the consummation of the transactions contemplated therein (the "Transaction").

     As many of you know, during 1996, Mosher's Board of Directors began exploring alternatives that would address shareholder concerns about the lack of liquidity of Mosher's shares and other matters. Because of Mosher's lack of liquidity and because there was no clear consensus among Mosher shareholders as to investment objectives, the Board concluded that a tax-free reorganization with a tax exempt mutual fund that was part of a mutual fund "family" was the most practical way to give Mosher's shareholders greater liquidity and a wider choice of investment alternatives. We sought proposals from several mutual fund families. The Board ultimately received proposals from A I M Capital Management, Inc. and Van Kampen American Capital Asset Management Company, Inc. After an evaluation of both proposals, the Board accepted the proposal of A I M for the reasons set forth in the Combined Proxy Statement and Prospectus and recommends that you vote your shares in favor of the Transaction.

     Pursuant to the Agreement, Mosher will transfer substantially all its assets to AIM Municipal Bond Fund ("AIM Municipal Bond"), a portfolio of AFG, which pays monthly dividends. Upon such transfer, AFG will issue Class A shares of AIM Municipal Bond to Mosher and Mosher will instruct AFG to immediately transfer those shares to the shareholders of Mosher. Each shareholder of Mosher will receive a number of shares of AIM Municipal Bond shares with an aggregate net asset value equal to the aggregate net asset value of his or her shares of Mosher. As soon as reasonably practicable after the transfer of its assets, Mosher will pay or make provision for the payment of all its liabilities and will pay a dividend to its shareholders consisting of all undistributed income and net capital gains, if any, recognized prior to the transfer of assets, and Mosher will liquidate and dissolve its existence as a corporation under Texas law and deregister as an investment company. The Transaction has been structured as a tax-free reorganization. No sales charge will be imposed in connection with the Transaction.

     If you should have any questions concerning the Transaction, please call me at (214) 368-8084.

                                          Very truly yours,

                                          /s/ CHRISTOPHER T. JONES

                                          Christopher T. Jones,
                                          President

June 23, 1997